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Exhibit 4
        Form of Common Stock Certificate of Humitech International, Inc.

                            FORM OF STOCK CERTIFICATE

     NUMBER
     SHARES
---------------------                                         ------------------

        1554

---------------------                                         ------------------

                                    HUMITECH
                                 HUMITECH, INC.
               INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

PAR VALUE $0.001
A COMMON STOCK


THIS CERTIFIES THAT
                                      VOID
is the owner of

  FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK PAR VALUE OF $0.001
                                     EACH OF
                                 HUMITECH, INC.

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar. Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

                                                  DATED:

/s/ C. J. Comu                                    Countersigned and Registered:
--------------------------------
CHAIRMAN & CEO

                                                  SIGNATURE STOCK TRANSFER, INC.
                                                 (Addison, Texas) Transfer Agent
                                                  BY

                                                            Authorized Signature

                                 HUMITECH, INC.
                                    CORPORATE
                                      SEAL
                                     NEVADA